                                                                    EXHIBIT 22.1


                               MATTSON TECHNOLOGY, INC.

                            SUBSIDIARIES OF THE REGISTRANT




                            MATTSON INTERNATIONAL, INC.
                          MATTSON TECHNOLOGY CENTER K.K.
                             MATTSON INTERNATIONAL GmbH




                                       44